Exhibit 99

Contacts:

Media	Investor Relations
Stacey Jones	Mark Macaluso
(980) 378-6258	(704) 627-6118
stacey.jones@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL TECHNOLOGIES REPORTS SECOND QUARTER RESULTS

CHARLOTTE, N.C., July 23, 2026 -- Honeywell Technologies (NASDAQ: HON) today announced results for the second quarter of 2026. The consolidated results include the operations of Honeywell Aerospace (NASDAQ: HONA), which successfully separated in a spin-off from Honeywell Technologies on June 29, 2026 (third quarter 2026).

Second Quarter 2026 Consolidated Results (including legacy Aerospace Technologies segment):
•Orders up 4% leading to ~$38 billion backlog
•Sales of $9.7 billion, reported sales up 4% and organic1 sales up 4%
•Operating margin of 17.9% and segment margin1 of 23.1%
•Earnings per share (EPS) of $17.83, which reflects the impact of a one-time gain on deconsolidation of Quantinuum, and adjusted EPS1 of $4.52

Second Quarter 2026 Honeywell Technologies Results (excluding Aerospace Technologies):
•Orders up 16% leading to ~$20 billion backlog
•Sales of $5.2 billion, up 3% reported and up 4% organic1
•Operating margin of 12.8% and segment margin1 of 19.0%
•EPS of $16.65 and adjusted EPS1 of $1.95

Management Commentary
"The second quarter marked a historic milestone for Honeywell Technologies as we completed the separation of Honeywell Aerospace and began a new era as a leading pure-play automation company. The results we delivered this quarter are the outcome of a year-plus long process to simplify our business, and we are already seeing the benefits of this transformation today. Honeywell Technologies delivered strong organic orders and sales growth, and 100 basis points of segment margin expansion, leading to double digit earnings growth in the second quarter and reinforcing our confidence in the long-term targets that we shared at our recent investor day. As a simplified company, Honeywell Technologies is now positioned to further accelerate profitable growth as we leverage our deep domain expertise and vast installed base to create enduring value for our shareowners," said Vimal Kapur, chairman and chief executive officer of Honeywell Technologies.

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Honeywell Technologies Q2’26 Results - 2

Table 1: Summary of Consolidated Financial Results
Including Honeywell Technologies and Honeywell Aerospace business
(Dollars in millions, except per share amounts)

	2Q 2026	2Q 2025	Change
Sales	$9,719	$9,322	4%
Organic[1] Growth			4%
Operating Income	$1,737	$1,843	(6%)
Operating Income Margin	17.9%	19.8%	(190 bps)
Segment Profit[1]	$2,240	$2,128	5%
Segment Margin[1]	23.1%	22.8%	30 bps
Earnings Per Share - Continuing Operations	$17.83	$4.33	312%
Adjusted Earnings Per Share[1]	$4.52	$4.72	(4%)
Cash Flow from Operations - Continuing Operations	$1,276	$1,064	20%
Free Cash Flow[1,4]	$1,252	$878	43%

The information in Tables 2, 3 and 4 and all subsequent commentary (other than under the heading “Honeywell Aerospace”) refers to Honeywell Technologies only*. Please refer to our quarterly report on Form 10-Q for the second quarter of 2026 for additional information.

Table 2: Summary of Honeywell Technologies Financial Results
(Dollars in millions, except per share amounts)

	2Q 2026	2Q 2025	Change
Sales	$5,187	$5,018	3%
Organic[1] Growth			4%
Operating Income	$662	$666	(1%)
Operating Income Margin	12.8%	13.3%	(50 bps)
Segment Profit[1]	$985	$904	9%
Segment Margin[1]	19.0%	18.0%	100 bps
Earnings Per Share - Continuing Operations	$16.65	$1.21	1,276%
Adjusted Earnings Per Share[1]	$1.95	$1.77	10%
Cash Flow from Operations - Continuing Operations	$563	$187	201%
Free Cash Flow[1,4]	$456	$114	300%

* Results refer to Honeywell Technologies only, excluding results attributable to the Honeywell Aerospace business, including adjustments related to the perimeter of the Aerospace spin-off, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items.
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Honeywell Technologies Q2’26 Results - 3

Table 3: Summary of Honeywell Technologies Segment Financial Results
(Dollars in millions)

BUILDING AUTOMATION	2Q 2026	2Q 2025	Change
Sales	$2,002	$1,826	10%
Organic[1] Growth			9%
Segment Profit	$542	$479	13%
Segment Margin	27.1%	26.2%	90 bps
PROCESS AUTOMATION AND TECHNOLOGY
Sales	$1,679	$1,613	4%
Organic[1] Growth			(1%)
Segment Profit	$371	$386	(4%)
Segment Margin	22.1%	23.9%	(180) bps
INDUSTRIAL AUTOMATION
Sales	$1,501	$1,577	(5%)
Organic[1] Growth			4%
Segment Profit	$258	$257	—%
Segment Margin	17.2%	16.3%	90 bps

Building Automation sales for the second quarter grew 9% organically1 year over year. Building products grew 10% led by continued double-digit growth in the fire business, and building solutions grew 7%, driven by services. Orders increased 13% year over year led by robust growth in data center and hospitality verticals. Segment margin expanded 90 basis points to 27.1% driven by volume leverage and pricing, partially offset by inflation.
Process Automation and Technology sales for the second quarter decreased 1% organically1 year over year. Projects sales increased 5% organically, led by continued strength in LNG and a return to growth in automation projects. This was offset by a 6% decline in aftermarket sales driven by higher catalyst shipments in the prior year. Orders were up 24% led by demand in LNG. Segment margin contracted 180 basis points to 22.1% driven by lower catalyst volumes and unfavorable product mix.
Industrial Automation sales for the second quarter grew 4% organically1 year over year led by 10% growth in solutions, driven by strength in utilities projects and strong backlog conversion in the warehouse business. Products grew 1% led by demand in sensing and industrial measurement. Segment margin expanded 90 basis points year over year to 17.2% driven by pricing and productivity, partially offset by inflation.

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Honeywell Technologies Q2’26 Results - 4

Table 4: Honeywell Technologies Full-Year 2026 Guidance1

	Previous Guidance	Current Guidance
Sales	$19.9B - $20.2B	$19.8B - $20.0B
Organic Growth	2% - 3%	3% - 4%
Segment Margin[2]	19.8% - 20.3%	20.1% - 20.5%
Expansion	Up 220 - 270 bps	Up 250 - 290 bps
Adjusted Earnings Per Share[2,3]	$7.90 - $8.30	$8.05 - $8.35
Adjusted Earnings Growth[3]	22% - 28%	25% - 29%
Operating Cash Flow	~$2.1B	~$2.1B
Free Cash Flow[4]	~$2.0B	~$2.0B

1	See additional information at the end of this release regarding non-GAAP financial measures.
2
Segment margin and adjusted EPS are non-GAAP financial measures. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment margin and adjusted EPS. We therefore, do not present a guidance range, or a reconciliation to, the nearest GAAP financial measures of operating margin or EPS.

3
Adjusted EPS and adjusted EPS V% guidance excludes items identified in the non-GAAP reconciliation of adjusted EPS at the end of this release, and any potential future one-time items that we cannot reliably predict or estimate.

4	With respect to historical periods, free cash flow adjusts for capital expenditures, spin-off and separation-related cost payments, Resideo indemnification and reimbursement agreement termination payment, cash payment for settlement of the divestiture of asbestos liabilities, and cash flows attributable to Quantinuum. With respect to the company’s outlook for 2026, free cash flow adjusts for capital expenditures, spin-off and separation-related cost payments, and cash flows attributable to Quantinuum.

2026 Outlook
Honeywell Technologies is updating its full-year outlook after a strong second quarter and improved organic growth fundamentals for process and industrial in the second half. The company now expects full-year sales of $19.8 billion to $20.0 billion with organic1 sales growth of 3% to 4%, and 4% to 6% organic1 growth in the second half. The company now expects segment margin1 in the range of 20.1% to 20.5% with segment margin1 expansion of 250 to 290 basis points year over year; and adjusted earnings per share1 in the range of $8.05 to $8.35, up 25% to 29%. Operating cash flow is expected to be approximately $2.1 billion, while free cash flow1 expectations are unchanged at approximately $2.0 billion for the full year. Guidance incorporates expected results for the acquisition of Johnson Matthey's Catalyst Technologies business, which closed on July 17, 2026, and the expected close of the Productivity Solutions and Services (PSS) and Warehouse and Workflow Solutions (WWS) business divestitures by early August.

Honeywell Aerospace
The former Aerospace Technologies segment now operates independently as Honeywell Aerospace and trades under the ticker symbol "HONA" following its spin-off from Honeywell Technologies on June 29. Consistent with precedent spin-off transactions, Honeywell Aerospace's financial results may differ from Aerospace Technologies financial information for the former segment due to the perimeter of the transaction, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items, for both current and prior reporting periods. Because the creation of carve-out financial statements requires a lengthier closing process, Honeywell Aerospace announced that it will issue its second quarter results on a standalone basis after market close on August 5.
The information below represents results for the former Aerospace Technologies segment on a basis consistent with Honeywell Technologies on a consolidated basis. Please refer to Honeywell Technologies' quarterly
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Honeywell Technologies Q2’26 Results - 5

report on Form 10-Q for the second quarter of 2026 for information on results for or including the former Aerospace Technologies segment.
In the second quarter, Aerospace Technologies segment sales of $4.5 billion grew 5% organically year over year. Mechanical supply chain showed sequential improvement during the quarter though material supply continued to limit sales growth across end markets. Sales growth was led by a 17% increase in Commercial aviation original equipment due to shipments recoupling to build schedules, particularly in commercial air transport, and a 7% increase in Commercial aviation aftermarket driven by increasing demand from the installed base. Defense and space sales were flat as continued strong demand was constrained by output and program timing. Segment profit grew 2% from the prior year to $1.1 billion, which included approximately $40 million of inventory obsolescence charges related to lower demand for pockets of existing inventory stock driven by emerging repair technologies extending product lives.

Conference Call Details
Honeywell Technologies will discuss its second-quarter results and full-year 2026 guidance for during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. A live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company's website (www.honeywell.com/investor). A replay of the webcast will be available for 30 days following the presentation.

About Honeywell Technologies
Honeywell Technologies is a global, pure-play automation company with a legacy of innovating to help solve the world's most mission-critical challenges, enhancing the quality of life for people and communities around the world. We serve the building, industrial, and process sectors with a broad portfolio of services, solutions, and products, underpinned by our Honeywell Technologies Accelerator operating system and Honeywell Technologies Forge intelligence layer. By combining the deep domain expertise of our more than 50,000 employees with decades of data from our global installed base, we are uniquely positioned to lead the industrial sector's transition from automation to autonomy. For more news and information on Honeywell Technologies, please visit Honeywell Technologies Newsroom.

Additional Information
Honeywell Technologies uses our Investor Relations website, investor.honeywell.com, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

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Honeywell Technologies Q2’26 Results - 6

Forward Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including statements related to the planned sales of the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. Forward-looking statements are those that address activities, events, or developments that we or our management intend, expect, project, believe, or anticipate will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control, including Honeywell Technologies' current expectations, estimates, and projections regarding the planned sales of the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements, including the planned sales of the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses, and the anticipated benefits of each. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, including ongoing conflicts in the Middle East, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K, and our other filings with the Securities and Exchange Commission. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

This release contains financial measures presented on a non-GAAP basis. Honeywell's and Honeywell Technologies' non-GAAP financial measures used in this release are as follows:
•Segment profit, on an overall Honeywell and Honeywell Technologies basis;
•Segment profit margin, on an overall Honeywell and Honeywell Technologies basis;
•Organic sales growth;
•Free cash flow; and
•Adjusted earnings per share.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
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Honeywell Technologies Q2’26 Results - 7

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Product sales	$6,374	$6,177	$12,241	$11,984
Service sales	3,345	3,145	6,621	6,263
Net sales	9,719	9,322	18,862	18,247
Costs, expenses and other
Cost of products sold	4,205	3,947	8,068	7,670
Cost of services sold	1,861	1,711	3,602	3,451
Total Cost of products and services sold	6,066	5,658	11,670	11,121
Research and development expenses	524	459	1,016	875
Selling, general and administrative expenses	1,344	1,362	2,654	2,672
Impairment of assets held for sale	48	—	311	15
Loss on debt extinguishment	2	—	241	—
Gain on deconsolidation of subsidiary	(6,629)	—	(6,629)	—
Other (income) expense	472	(113)	465	(342)
Interest and other financial charges	363	329	719	614
Total costs, expenses and other	2,190	7,695	10,447	14,955
Income from continuing operations before taxes and equity losses	7,529	1,627	8,415	3,292
Tax expense	1,578	244	1,669	613
Equity loss	265	—	265	—
Net income from continuing operations	5,686	1,383	6,481	2,679
Net income from discontinued operations	—	186	—	357
Net income	5,686	1,569	6,481	3,036
Less: Net (loss) income attributable to noncontrolling interest	4	(1)	(22)	17
Net income attributable to Honeywell Technologies	$5,682	$1,570	$6,503	$3,019
Earnings per share of common stock—basic:
Earnings per share of common stock from continuing operations—basic	$17.92	$4.35	$20.50	$8.31
Earnings per share of common stock from discontinued operations—basic	—	0.57	—	1.08
Total earnings per share of common stock—basic	$17.92	$4.92	$20.50	$9.39
Earnings per share of common stock—assuming dilution:
Earnings per share of common stock from continuing operations—assuming dilution	$17.83	$4.33	$20.39	$8.26
Earnings per share of common stock from discontinued operations—assuming dilution	—	0.57	—	1.08
Total earnings per share of common stock—assuming dilution	$17.83	$4.90	$20.39	$9.34
Weighted average number of shares outstanding - basic	317.1	318.8	317.2	321.4
Weighted average number of shares outstanding - assuming dilution	318.6	320.5	319.0	323.2

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Honeywell Technologies Q2’26 Results - 8

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net sales	2026	2025	2026	2025
Aerospace Technologies	$4,532	$4,307	$8,854	$8,479
Building Automation	2,002	1,826	3,884	3,518
Process Automation and Technology	1,679	1,613	3,192	3,058
Industrial Automation	1,501	1,574	2,922	3,171
Total Segment sales	9,714	9,320	18,852	18,226
Quantinuum	5	2	10	21
Total Net sales	$9,719	$9,322	$18,862	$18,247

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,
Segment profit	2026	2025	2026	2025
Aerospace Technologies	$1,126	$1,098	$2,270	$2,197
Building Automation	542	479	1,038	919
Process Automation and Technology	371	386	730	699
Industrial Automation	258	256	499	486
Corporate and All Other	(57)	(91)	(105)	(144)
Total Segment profit	2,240	2,128	4,432	4,157
Interest and other financial charges	(363)	(329)	(719)	(614)
Interest income[1]	79	79	169	170
Amortization of acquisition-related intangibles[2]	(116)	(132)	(269)	(267)
Impairment of assets held for sale	(48)	—	(311)	(15)
Stock compensation expense[3]	(51)	(55)	(108)	(114)
Pension ongoing income[4]	168	85	332	225
Other postretirement income[4]	2	4	4	8
Repositioning and other gains (charges)[5]	(91)	(30)	(159)	(78)
Loss on debt extinguishment	(2)	—	(241)	—
Divestiture-related costs[6]	(820)	(56)	(1,134)	(67)
Gain on deconsolidation of subsidiary	6,629	—	6,629	—
Equity loss	(265)	—	(265)	—
Other expense[7]	(30)	(16)	(70)	(33)
Quantinuum Loss[8]	(68)	(51)	(140)	(80)
Income before taxes	$7,264	$1,627	$8,150	$3,292

1	Amounts included in Other (income) expense.
2	Amounts included in Cost of products and services sold.
3	Amounts included in Selling, general and administrative expenses.
4	Amounts included in Cost of products and services sold (service cost component), Selling, general and administrative expenses (service cost component), Research and development expenses (service cost component), and Other (income) expense (non-service cost component).
5	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, repositioning, asbestos, and environmental gains (expenses).
6	Amounts included in Selling, general and administrative expenses, Research and development expenses, and Other (income) expense.
7
Amounts include the other components of Selling, general and administrative expenses and Other (income) expense not included within other categories in this reconciliation. Equity income of affiliated companies from strategically aligned investments is included in segment profit.

8	Includes consolidated losses of Quantinuum prior to the deconsolidation of the Company’s investment in Quantinuum, which does not meet the definition of an operating segment. Included in Net sales, Cost of products and services sold, Research and development expenses, Selling, general and administrative expenses, and Other (income) expense.
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Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$8,751	$12,487
Short-term investments	445	443
Accounts receivable, less allowances of $172 and $202, respectively	8,337	7,621
Inventories	6,401	6,162
Assets held for sale	2,366	2,492
Other current assets	1,779	1,182
Total current assets	28,079	30,387
Equity method investments	7,459	206
Long-term receivables and other investments	1,167	1,198
Property, plant and equipment—net	4,594	4,629
Goodwill	19,967	21,079
Other intangible assets—net	6,413	6,736
Deferred income taxes	199	199
Other assets	9,466	9,247
Total assets	$77,344	$73,681
LIABILITIES
Current liabilities
Accounts payable	$6,390	$6,315
Commercial paper and other short-term borrowings	2,478	5,893
Current maturities of long-term debt	5,282	1,546
Accrued liabilities	7,769	8,462
Liabilities held for sale	1,275	1,198
Total current liabilities	23,194	23,414
Long-term debt	26,228	27,141
Deferred income taxes	2,695	1,577
Postretirement benefit obligations other than pensions	106	111
Other liabilities	6,264	6,408
Shareowners' equity	18,857	15,030
Total liabilities and shareowners’ equity	$77,344	$73,681
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Honeywell Technologies Q2’26 Results - 10

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$5,686	$1,569	$6,481	$3,036
Less: Net income from discontinued operations	—	186	—	357
Net income from continuing operations	5,686	1,383	6,481	2,679
Adjustments to reconcile net income from continuing operations to net cash (used for) provided by operating activities
Depreciation	156	143	290	269
Amortization	156	205	379	404
Gain on deconsolidation of subsidiary	(6,629)	—	(6,629)	—
Equity loss income of affiliated companies	256	(12)	240	(23)
(Gain) loss on sale of non-strategic businesses and assets	—	30	(6)	29
Impairment of assets held for sale	48	—	311	15
Loss on debt extinguishment	2	—	241	—
Repositioning and other charges	91	41	159	84
Net payments for repositioning and other charges	(82)	(91)	(145)	(195)
Pension and other postretirement income	(169)	(89)	(336)	(233)
Pension and other postretirement benefit payments	(6)	(7)	(11)	(12)
Stock compensation expense	51	55	108	114
Deferred income taxes	1,079	(12)	962	(31)
Other	203	(107)	252	(317)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(271)	(429)	(718)	(853)
Inventories	(31)	(291)	(234)	(438)
Other current assets	(314)	(183)	(449)	(154)
Accounts payable	378	244	89	112
Accrued liabilities	895	554	70	412
Income taxes	(223)	(370)	(428)	(420)
Net cash provided by operating activities from continuing operations	1,276	1,064	626	1,442
Net cash provided by operating activities from discontinued operations	—	255	—	474
Net cash provided by operating activities	1,276	1,319	626	1,916
Cash flows from investing activities
Capital expenditures	(315)	(226)	(538)	(416)
Increase in investments	(311)	(330)	(505)	(681)
Decrease in investments	301	415	513	753
Receipts (payments) from settlements of derivative contracts	42	(290)	127	(415)
Cash paid for acquisitions, net of cash acquired	(23)	(2,158)	(28)	(2,163)
Deconsolidation of subsidiary cash	(623)	—	(623)	—
Proceeds from sale of business, net of cash transferred	—	1,157	6	1,157
Net cash used for investing activities from continuing operations	(929)	(1,432)	(1,048)	(1,765)
Net cash used for investing activities from discontinued operations	—	(77)	—	(115)
Net cash used for investing activities	(929)	(1,509)	(1,048)	(1,880)
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Honeywell Technologies Q2’26 Results - 11

Cash flows from financing activities
Proceeds from issuance of commercial paper and other short-term borrowings	3,153	7,008	7,911	11,863
Payments of commercial paper and other short-term borrowings	(5,306)	(6,577)	(11,324)	(9,990)
Proceeds from issuance of common stock	29	56	199	98
Proceeds from issuance of long-term debt	—	3,989	—	4,035
Payments of long-term debt	(582)	(1,265)	(13,187)	(1,309)
Repurchases of common stock	—	(1,702)	(1,000)	(3,604)
Cash dividends paid	(795)	(747)	(1,576)	(1,479)
Pre-separation funding	—	—	15,835	—
Other	(12)	(3)	(104)	(35)
Net cash provided by (used for) financing activities	(3,513)	759	(3,246)	(421)
Effect of foreign exchange rate changes on cash and cash equivalents	(60)	123	(68)	167
Net decrease in cash and cash equivalents	(3,226)	692	(3,736)	(218)
Cash and cash equivalents at beginning of period	11,977	9,657	12,487	10,567
Cash and cash equivalents at end of period	$8,751	$10,349	$8,751	$10,349
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Honeywell Technologies Q2’26 Results - 12

Appendix

Non-GAAP Financial Measures

The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which reconciliations are attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The reconciliations include the financial measures on a consolidated Honeywell basis and include adjustments related to the separation of Honeywell Aerospace (the Separation Adjustments). The amounts shown as Separation Adjustments are unaudited and represent our best estimates.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Other companies may calculate these non-GAAP measures differently, limiting the usefulness of these measures for comparative purposes.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell's and Honeywell Technologies’ businesses.

As indicated herein, certain forward-looking non-GAAP financial measures are not reconciled because management cannot reliably predict or estimate certain items for the reasons specified herein with respect to each non-GAAP financial measure.
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Honeywell Technologies Q2’26 Results - 13

Honeywell International Inc.
Reconciliation of Organic Sales Percent Change
(Unaudited)

Three Months Ended June 30, 2026
Honeywell
Reported sales percent change	4%
Less: Impact of divestitures to the prior period	(2)%
Reported sales percent change, adjusted for impact of divestitures	6%
Less: Foreign currency translation	1%
Less: Acquisitions	1%
Less: Other	—%
Organic sales percent change	4%
Less: Separation Adjustments[1]	—%
Organic sales percent change (Honeywell Technologies)	4%

Building Automation
Reported sales percent change	10%
Less: Impact of divestitures to the prior period	—%
Reported sales percent change, adjusted for impact of divestitures	10%
Less: Foreign currency translation	1%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	9%

Process Automation and Technology
Reported sales percent change	4%
Less: Impact of divestitures to the prior period	—%
Reported sales percent change, adjusted for impact of divestitures	4%
Less: Foreign currency translation	—%
Less: Acquisitions	5%
Less: Other	—%
Organic sales percent change	(1)%

Industrial Automation
Reported sales percent change	(5)%
Less: Impact of divestitures to the prior period	(9)%
Reported sales percent change, adjusted for impact of divestitures	4%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	4%

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Honeywell Technologies Q2’26 Results - 14

Aerospace Technologies
Reported sales percent change	5%
Less: Impact of divestitures to the prior period	—%
Reported sales percent change, adjusted for impact of divestitures	5%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	5%

1
Includes the financial results of the Honeywell Aerospace business which will be reflected as discontinued operations in the third quarter. These financial results may differ from Aerospace Technologies financial information due to the perimeter of the transaction, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items, for both current and prior reporting periods.

We define organic sales percentage as the year-over-year change in reported sales relative to the comparable period, adjusted for the impact of divestitures to the prior period, and excluding the impact on sales from foreign currency translation, acquisitions for the first 12 months following the transaction date, and certain other items that are unusual or non-recurring in nature. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for the forward-looking measure of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
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Honeywell Technologies Q2’26 Results - 15

Honeywell International Inc.
Reconciliation of Net Sales to Honeywell Technologies Net Sales
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30,
	2026			2025
	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies
Honeywell
Net sales	$9,719	$4,532	$5,187	$9,322	$4,304	$5,018
Less: Quantinuum	5	—	5	2	—	2
Segment sales	$9,714		$5,182	$9,320		$5,016

1	Includes the financial results of the Honeywell Aerospace business which will be reflected as discontinued operations in the third quarter. These financial results may differ from Aerospace Technologies financial information due to the perimeter of the transaction, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items, for both current and prior reporting periods.

	Twelve Months Ended December 31, 2025
	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies
Honeywell
Net sales	$37,442	$17,497	$19,945
Less: Quantinuum	30	—	30
Segment sales	$37,412		$19,915

1
Includes the financial results of the Honeywell Aerospace business which will be reflected as discontinued operations in the third quarter. These financial results may differ from Aerospace Technologies financial information due to the perimeter of the transaction, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items, for both current and prior reporting periods.

Honeywell Technologies Segment sales represent reported net sales from continuing operations, adjusted for the separation impacts, less sales attributable to the Aerospace Technologies business, due to the spin-off on June 29, 2026. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
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Honeywell Technologies Q2’26 Results - 16

Honeywell International Inc.
Reconciliation of Operating Income to Segment Profit, Calculation of Operating Income and Segment Profit Margins
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30,
	2026			2025
	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies
Operating income	$1,737	$1,075	$662	$1,843	$1,177	$666
Stock compensation expense[2]	51	15	36	55	10	45
Repositioning, Other[3,4]	100	26	74	42	14	28
Pension and other postretirement service costs[5]	13	3	10	14	4	10
Amortization of acquisition-related intangibles[6]	116	24	92	132	19	113
Acquisition-related costs[7]	3	—	3	(7)	—	(7)
Divestiture-related costs[8]	112	112	—	—	—	—
ERP implementation costs[2]	5	—	5	—	—	—
Impairment of assets held for sale	48	—	48	—	—	—
Loss on Quantinuum[8]	55	—	55	49	—	49
Segment profit	$2,240		$985	$2,128		$904

Operating income	$1,737		$662	$1,843		$666
÷ Segment sales	9,714		5,182	9,320		5,016
Operating income margin %	17.9%		12.8%	19.8%		13.3%
Segment profit	$2,240		$985	$2,128		$904
÷ Segment sales	9,714		5,182	9,320		5,016
Segment profit margin %	23.1%		19.0%	22.8%		18.0%

1	Includes the financial results of the Honeywell Aerospace business which will be reflected as discontinued operations in the third quarter. These financial results may differ from Aerospace Technologies financial information due to the perimeter of the transaction, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items, for both current and prior reporting periods.
2	Included in Selling, general and administrative expenses.
3	Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges.
4	Included in Cost of products and services sold and Selling, general and administrative expenses.
5	Included in Cost of products and services sold, Research and development expenses, and Selling, general and administrative expenses.
6	Included in Cost of products and services sold.
7	Included in Cost of products and services sold. Includes acquisition-related fair value adjustments to inventory.
8	Included in Research and development expenses and Selling, general and administrative expenses.
9	Includes consolidated losses of Quantinuum prior to the deconsolidation of the Company’s investment in Quantinuum, which does not meet the definition of an operating segment. Included in Net sales, Cost of products and services sold, Research and development expenses, and Selling, general and administrative expenses.
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Honeywell Technologies Q2’26 Results - 17

	Twelve Months Ended December 31,
	2025
	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies
Operating income	$5,573	$4,402	$1,171
Stock compensation expense[2]	196	43	153
Repositioning, Other[3,4]	675	285	390
Pension and other postretirement service costs[5]	73	16	57
Amortization of acquisition-related intangibles[6]	570	61	509
Acquisition-related costs[7]	2	—	2
Indefinite-lived intangible asset impairment[2]	44	—	44
Impairment of goodwill	724	—	724
Impairment of assets held for sale	270	—	270
Loss on Quantinuum[8]	187	—	187
Segment profit	$8,314		$3,507

Operating income	$5,573		$1,171
÷ Segment sales	37,412		19,915
Operating income margin %	14.9%		5.9%
Segment profit	$8,314		$3,507
÷ Segment sales	37,412		19,915
Segment profit margin %	22.2%		17.6%

1	Includes the financial results of the Honeywell Aerospace business which will be reflected as discontinued operations in the third quarter. These financial results may differ from Aerospace Technologies financial information due to the perimeter of the transaction, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items, for both current and prior reporting periods.
2	Included in Selling, general and administrative expenses.
3	Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges.
4	Included in Cost of products and services sold and Selling, general and administrative expenses.
5	Included in Cost of products and services sold, Research and development expenses, and Selling, general and administrative expenses.
6	Included in Cost of products and services sold.
7	Included in Cost of products and services sold. Includes acquisition-related fair value adjustments to inventory.
8	Includes consolidated losses of Quantinuum prior to the deconsolidation of the Company’s investment in Quantinuum, which does not meet the definition of an operating segment. Included in Net sales, Cost of products and services sold, Research and development expenses, and Selling, general and administrative expenses.
We define operating income as segment sales less total cost of products and services sold, research and development expenses, selling, general and administrative expenses, impairment of goodwill, and impairment of assets held for sale. We define segment profit, on an overall Honeywell and Honeywell Technologies basis, as operating income, excluding stock compensation expense, pension and other postretirement service costs, amortization of acquisition-related intangibles, certain acquisition- and divestiture-related costs and impairments, repositioning and other charges and the results of Quantinuum. We define segment profit margin, on an overall Honeywell and Honeywell Technologies basis, as segment profit divided by net sales. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of operating income to segment profit, on an overall company basis, has not been provided for all forward-looking measures of segment profit and segment profit margin included herein. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of operating income to segment profit will be included within future filings.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any
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Honeywell Technologies Q2’26 Results - 18

future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Technologies Q2’26 Results - 19

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(Unaudited)

	Three Months Ended June 30,
	2026			2025
	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies
Earnings per share of common stock from continuing operations - diluted[2]	$17.83	$1.18	$16.65	$4.33	$3.12	$1.21
Pension income[3]	(0.40)	(0.19)	(0.21)	(0.21)	(0.18)	(0.03)
Amortization of acquisition-related intangibles[4]	0.28	0.06	0.22	0.31	0.04	0.27
Acquisition-related costs[5]	0.02	—	0.02	—	—	—
Divestiture-related costs[6]	1.69	1.43	0.26	0.14	(0.03)	0.17
Debt restructuring costs[7]	0.10	0.09	0.01	—	—	—
ERP implementation costs[8]	0.01	—	0.01	—	—	—
Impairment of assets held for sale[9]	0.11	—	0.11	—	—	—
Loss on sale of business[10]	—	—	—	0.09	—	0.09
Impact of Russia-Ukraine conflict[11]	0.02	—	0.02	—	—	—
Gain on deconsolidation of Quantinuum[12]	(15.87)	—	(15.87)	—	—	—
Equity loss of Quantinuum[13]	0.65	—	0.65	—	—	—
Loss on Quantinuum[14]	0.08	—	0.08	0.06	—	0.06
Adjusted earnings per share of common stock from continuing operations - diluted	$4.52		$1.95	$4.72		$1.77

1	Includes the financial results of the Honeywell Aerospace business which will be reflected as discontinued operations in the third quarter. These financial results may differ from Aerospace Technologies financial information due to the perimeter of the transaction, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items, for both current and prior reporting periods.
2
For the three months ended June 30, 2026 and 2025, adjusted earnings per share utilizes weighted average shares of 318.6 million and 320.5 million, respectively. Per share amounts have been adjusted to reflect the reverse stock split, which took effect June 29, 2026.

3
For the three months ended June 30, 2026 and 2025, pension income was $129 million and $65 million, net of tax expense of $39 million and $20 million, respectively. For the three months ended June 30, 2026 and 2025, pension income for Honeywell Technologies was $68 million and $8 million, net of tax expense of $21 million and $3 million, respectively.

4
For the three months ended June 30, 2026 and 2025, acquisition-related intangibles amortization includes $89 million and $100 million, net of tax benefit of $27 million and $32 million, respectively. For the three months ended June 30, 2026 and 2025, acquisition-related intangibles amortization for Honeywell Technologies includes $71 million and $86 million, net of tax benefit of $21 million and $27 million, respectively.

5
For the three months ended June 30, 2026, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs was $6 million, net of tax benefit of $2 million.

6
For the three months ended June 30, 2026 and 2025, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction, separation and simplification costs, was $537 million and $44 million, net of tax benefit of $296 million and $14 million, respectively. For the three months ended June 30, 2026 and 2025, the adjustment for divestiture-related costs for Honeywell Technologies, was $82 million and $54 million, net of tax benefit of $213 million and tax expense of $14 million, respectively.

7	For the three months ended June 30, 2026, the adjustment for debt restructuring costs was $31 million, net of tax benefit of $10 million. For the three months ended June 30, 2026, the adjustment for debt restructuring costs for Honeywell Technologies was $2 million, without tax benefit.
8	For the three months ended June 30, 2026, the adjustment for ERP implementation costs was $4 million, net of tax benefit of $1 million.
9	For the three months ended June 30, 2026, the impairment charge of assets held for sale was $36 million, net of tax benefit of $12 million.
10	For the three months ended June 30, 2025, the loss on sale of personal protection equipment business was $28 million, net of tax benefit of $2 million.
11	For the three months ended June 30, 2026, the adjustment for Russian-related charges was a $6 million expense, net of tax benefit of $2 million, due to the settlement of a contractual dispute associated with the Company’s suspension and wind down activities in Russia.
12	For the three months ended June 30, 2026, the adjustment is $5,057 million, net of tax expense of $1,572.
13	For the three months ended June 30, 2026, the adjustment for equity losses on Quantinuum is $207 million, net of tax benefit of $58 million.
14	Includes consolidated losses of Quantinuum prior to the deconsolidation of the Company’s investment in Quantinuum, which does not meet the definition of an operating segment. For the three months ended June 30, 2026 and 2025, the net income adjustment for Quantinuum was $52 million and $40 million, net of tax benefit of $16 million and $11 million, respectively. The net adjustment also reflects an adjustment to NCI of $25 million and $20 million, respectively, for the three months ended June 30, 2026 and 2025.
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Honeywell Technologies Q2’26 Results - 20

	Twelve Months Ended December 31,
	2025			2026(E)
	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies	Honeywell Technologies
Earnings per share of common stock from continuing operations - diluted[2]	$13.88	$10.64	$3.24	$21.05 - $21.35
Pension income[3]	(0.91)	(0.78)	(0.13)	No Forecast
Amortization of acquisition-related intangibles[4]	1.34	0.14	1.20	1.10
Acquisition-related costs[5]	0.11	—	0.11	0.06
Divestiture-related costs[6]	1.43	0.62	0.81	No Forecast
Debt restructuring costs[7]	—	—	—	0.72
ERP implementation costs[8]	—	—	—	0.06
Impairment of assets held for sale[9]	0.65	—	0.65	0.74
Indefinite-lived intangible asset impairment[10]	0.14	—	0.14	—
Impairment of goodwill[11]	2.25	—	2.25	—
(Gain) loss on sale of business[12]	0.09	—	0.09	(0.02)
Gain related to Resideo indemnification and reimbursement agreement termination[13]	(2.50)	—	(2.50)	—
Adjustment to estimated future environmental liabilities[14]	0.50	0.43	0.07	—
Loss on settlement of divestiture of asbestos liabilities[15]	0.35	—	0.35	—
Flexjet-related litigation matters[16]	0.95	0.95	—	—
Impact of Russia-Ukraine conflict[17]	—	—	—	0.02
Gain on deconsolidation of Quantinuum[18]	—	—	—	(15.85)
Equity loss of Quantinuum[19]	—	—	—	No Forecast
Loss on Quantinuum[20]	0.18	—	0.18	0.17
Adjusted earnings per share of common stock from continuing operations - diluted	$18.46		$6.46	$8.05 - 8.35

1	Includes the financial results of the Honeywell Aerospace business which will be reflected as discontinued operations in the third quarter. These financial results may differ from Aerospace Technologies financial information due to the perimeter of the transaction, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items, for both current and prior reporting periods.
2	For the twelve months ended December 31, 2025, adjusted earnings per share utilizes weighted average shares of 321.4 million. For the twelve months ended December 31, 2026, expected earnings per share utilizes weighted average shares of approximately 319 million. Per share amounts have been adjusted to reflect the reverse stock split, which took effect June 29, 2026.
3	For the twelve months ended December 31, 2025, pension income was $291 million, net of tax expense of $89 million. For the twelve months ended December 31, 2025, pension income for Honeywell Technologies was $40 million, net of tax expense of $25 million.
4	For the twelve months ended December 31, 2025, acquisition-related intangibles amortization includes $432 million, net of tax benefit of $138 million. For the twelve months ended December 31, 2025, acquisition-related intangibles amortization for Honeywell Technologies includes $386 million, net of tax benefit of $123 million. For the twelve months ended December 31, 2026, the expected adjustment for acquisition-related intangibles amortization includes approximately $315 million, net of tax benefit of approximately $70 million.
5	For the twelve months ended December 31, 2025, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, was $35 million, net of tax benefit of $10 million. For the twelve months ended December 31, 2026, the expected adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs, is approximately $20 million, net of tax benefit of approximately $5 million.
6	For the twelve months ended December 31, 2025, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction costs, was $460 million, net of tax benefit of $61 million. For the twelve months ended December 31, 2025, the adjustment for divestiture-related costs for Honeywell Technologies was $262 million, net of tax expense of $31 million.
7	For the twelve months ended December 31, 2026, the expected adjustment for debt restructuring costs is $257 million, net of tax benefit of $80 million. For the twelve months ended December 31, 2026, the expected adjustment for debt restructuring costs excluding spin-off impact is $228 million, net of tax benefit of $70 million.
8	For the twelve months ended December 31, 2026, the expected adjustment for ERP implementation costs is approximately $20 million, net of tax benefit of approximately $5 million.
9	For the twelve months ended December 31, 2025, the impairment charge of assets held for sale was $209 million, net of tax benefit of $61 million. For the twelve months ended December 31, 2026, the expected impairment charge of assets held for sale is $236 million, net of tax benefit of $75 million.
10	For the twelve months ended December 31, 2025, the impairment charge of indefinite-lived intangible assets associated with the Industrial Automation reportable segment was $44 million, without tax benefit.
11	For the twelve months ended December 31, 2025, the impairment charge of goodwill associated with the Industrial Automation reportable segment was $724 million, without tax benefit.
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Honeywell Technologies Q2’26 Results - 21

12	For the twelve months ended December 31, 2025, the adjustment for loss on sale of the personal protective equipment business was $28 million, net of tax benefit of $2 million. For the twelve months ended December 31, 2026, the expected gain on sale of personal protection equipment business is $5 million, net of tax expense of $1 million.
13	For the twelve months ended December 31, 2025, the gain related to the Resideo indemnification and reimbursement agreement termination was $802 million, without tax expense.
14	In the twelve months ended December 31, 2025, the Company enhanced its process for estimating environmental liabilities at sites undergoing active remediation, which led to earlier recognition of the estimated probable liabilities and an increase to estimated environmental liabilities. For the twelve months ended December 31, 2025, the adjustment to increase environmental liabilities was $161 million, net of tax benefit of $50 million. For the twelve months ended December 31, 2025, the adjustment to increase environmental liabilities for Honeywell Technologies was $22 million, net of tax benefit of $7 million.
15	For the twelve months ended December 31, 2025, the adjustment for loss on settlement of divestiture of asbestos liabilities was $112 million, net of tax benefit of $36 million.
16	For the twelve months ended December 31, 2025, the adjustment for the Flexjet-related litigation matters was $302 million, net of tax benefit of $71 million. Management considers the nature and significance of these litigation matters to be unusual and not indicative of the Company's ongoing performance.
17	For the twelve months ended December 31, 2026, the expected adjustment for Russian-related charges was a $6 million expense, net of tax benefit of $2 million, due to the settlement of a contractual dispute associated with the Company’s suspension and wind down activities in Russia.
18	For the twelve months ended December 31, 2026, the expected adjustment is $5,057 million, net of tax expense of $1,572.
19	The equity losses of Quantinuum are based on our proportionate share of Quantinuum's earnings or losses, which are outside of the Company's control. We therefore do not include an estimate for these amounts.
20	Includes consolidated losses of Quantinuum prior to the deconsolidation of the Company’s investment in Quantinuum, which does not meet the definition of an operating segment. For the twelve months ended December 31, 2025, the net income adjustment for Quantinuum was $135 million, net of tax benefit of $43 million. The net adjustment also reflects an adjustment to NCI of $78 million for the twelve months ended December 31, 2025.

We define adjusted earnings per share as diluted earnings per share from continuing operations adjusted to exclude various charges as listed above. We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward-looking information, management cannot reliably predict or estimate, without unreasonable effort, pension income or the divestiture-related costs. The pension income is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The divestiture-related costs are subject to detailed development and execution of separation restructuring and simplification plans for the recently completed separation of Honeywell Technologies and Honeywell Aerospace. The equity losses of Quantinuum are based on our proportionate share of Quantinuum's earnings or losses, which are outside of the Company's control. We therefore do not include an estimate for these amounts. Based on economic and industry conditions, future developments, and other relevant factors, these assumptions are subject to change.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Technologies Q2’26 Results - 22

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025			Twelve Months Ended December 31, 2026(E)
	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies	Honeywell	Less: Separation Adjustments[1]	Honeywell Technologies	Honeywell Technologies
Cash provided by operating activities from continuing operations	$1,276	$713	$563	$1,064	$877	$187	$1.9 - $2.2
Capital expenditures	(315)	(128)	(187)	(226)	(118)	(108)	~(0.6)
Spin-off and separation-related cost payments	260	211	49	7	5	2	~0.4
Quantinuum	31	—	31	33	—	33	~0.1
Free cash flow	$1,252		$456	$878		$114	~1.8 - $2.1

1	Includes the financial results of the Honeywell Aerospace business which will be reflected as discontinued operations in the third quarter. These financial results may differ from Aerospace Technologies financial information due to the perimeter of the transaction, allocation of Honeywell Technologies corporate costs, and treatment of intracompany transactions, among other items, for both current and prior reporting periods.
We define free cash flow as cash provided by operating activities from continuing operations less cash for capital expenditures and excluding spin-off and separation-related cost payments, the Resideo indemnification and reimbursement agreement termination payment, the cash payment for settlement of divestiture of asbestos liabilities, the cash payment for settlement of Flexjet-related litigation matters, and cash flows attributable to Quantinuum.

We believe that free cash flow is a non-GAAP measure that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.